                                                                    Exhibit 99.1



For Immediate Release                              For more information contact:
Monday, July 31, 2006                        Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                  Reports Second Quarter and First Half Results


     Delphi, Indiana, July 31, 2006 - Chromcraft Revington, Inc. (AMEX: CRC) today reported sales for the three months ended July 1, 2006 of $40,320,000, representing a 7.1% decrease as compared to sales of $43,401,000 for the prior year period. Second quarter shipments of occasional, bedroom, dining room and commercial furniture were lower than the prior year period while shipments of upholstered furniture were slightly higher. Net earnings for the second quarter of 2006 were $676,000, or $.15 per share on a diluted basis, as compared to $2,093,000, or $.48 per share on a diluted basis, for the same period last year.

     For the six months ended July 1, 2006, sales were $86,241,000, representing a 2.1% decrease as compared to sales of $88,060,000 for the prior year period. For the first half of 2006, lower shipments of bedroom, commercial and dining room furniture were partially offset by higher sales of occasional and upholstered furniture. Net earnings for the six months ended July 1, 2006 were $1,805,000, or $.40 per share on a diluted basis, as compared to $4,349,000, or $1.01 per share on a diluted basis, for the year ago period.

     Commenting on these results, Frank T. Kane, Vice President and Chief Financial Officer, said that the sales decline in both periods was primarily attributable to reduced shipments of bedroom furniture due to competitive pressure. He added that net earnings for 2006 were primarily impacted by a reduced domestic production level which affected fixed cost absorption and manufacturing efficiencies, an unfavorable sales mix, and higher manufacturing, selling and administrative costs. He commented that sales results for 2006 reflect increased shipments of imported finished furniture as compared to the prior year period. Kane pointed out that the Company's financial position remained strong with available cash and no bank borrowings at quarter end.

     Looking forward, Benjamin M. Anderson-Ray, Chairman and Chief Executive Officer, noted that the Company recently consolidated its occasional and casual dining furniture sales forces to provide improved service and to build stronger relationships with customers. Anderson-Ray said, "By combining the sales forces of the Chromcraft, Peters-Revington and Silver Furniture brands, we will provide customers more unified, dedicated and stronger sales representation as well as a wider selection of products." He also stated that a goal of the integration of the sales organizations is to expand distribution coverage and improve sales effectiveness. He added that the unified sales force will be fully focused on the sales growth of these product lines.

     Anderson-Ray also commented on the strategic direction of the Company as it continues to adapt to the global furniture marketplace. He stated that the Company is committed to leveraging a hybrid strategy utilizing significantly greater global sourcing combined with value added U.S. assembly and distribution operations to provide customers with value, product selection and service. The Company continues to increase its global sourcing of lower cost furniture parts and finished goods to improve its overall consumer and customer value proposition. In addition, he noted that the Company's expanded domestic build-to-order furniture programs have been well received and are growing consistently. Anderson-Ray pointed out that as the Company adapts to the global furniture market and shifts its focus to increased utilization of a global supply chain, restructuring charges, asset impairments, transition costs and/or increased operating expenses may be necessary in the future.

     Chromcraft Revington businesses design, manufacture and market residential and commercial furniture throughout the United States. The Company wholesales its products under the

"Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter" brand names.

     This release contains forward-looking statements that are based on current expectations and assumptions. These forward-looking statements can be generally identified as such because they include future tense or dates, or are not historical or current facts, or include words such as "believes," "may," "expects" or words of similar import. Forward-looking statements are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated as of the date of this release.

     Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated are general economic conditions; import and domestic competition in the furniture industry; execution of business strategies; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new and existing home sales; and other factors that generally affect business. An additional list of risks relating to the Company's business is located in the Company's Form 10-K for the fiscal year ended December 31, 2005.

     The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.


                                                        More...................

            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)


                                                      Three Months Ended             Six Months Ended
                                                    -----------------------       ----------------------
                                                    July 1,         July 2,       July 1,        July 2,
                                                     2006            2005          2006           2005
                                                    -------        -------        -------        -------
Sales                                               $40,320        $43,401        $86,241        $88,060
                                                    -------        -------        -------        -------
Gross margin                                          8,115         10,232         17,127         20,791

Selling, general and administrative expenses          6,922          6,752         14,048         13,581
                                                    -------        -------        -------        -------
Operating income                                      1,193          3,480          3,079          7,210

Interest expense                                         53            164            130            318
                                                    -------        -------        -------        -------
Earnings before income tax expense                    1,140          3,316          2,949          6,892

Income tax expense                                      464          1,223          1,144          2,543
                                                    -------        -------        -------        -------
Net earnings                                        $   676        $ 2,093        $ 1,805        $ 4,349
                                                    =======        =======        =======        =======
Earnings per share of common stock
      Basic                                         $   .15        $   .49        $   .41        $  1.02
      Diluted                                       $   .15        $   .48        $   .40        $  1.01

Shares used in computing earnings per share
      Basic                                           4,406          4,299          4,398          4,253
      Diluted                                         4,467          4,340          4,460          4,306

                                                                                                 More...



                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                                July 1,        July 2,      December 31,
                                                                 2006           2005           2005
                                                                -------        -------        -------
Cash and cash equivalents                                       $ 2,755        $     -        $     -
Accounts receivable                                              19,112         20,085         18,735
Inventories                                                      37,174         36,157         37,009
Prepaid expenses and other                                        1,770          2,351          1,922
                                                                -------        -------        -------

      Current assets                                             60,811         58,593         57,666

Property, plant and equipment, net                               29,375         31,200         30,274
Deferred income taxes and other long-term assets                    924            818          1,319
                                                                -------        -------        -------

      Total assets                                              $91,110        $90,611        $89,259
                                                                =======        =======        =======

Accounts payable                                                $ 4,604        $ 5,316        $ 5,448
Accrued liabilities                                               8,278          8,433          7,340
                                                                -------        -------        -------

      Current liabilities                                        12,882         13,749         12,788

Bank debt                                                             -          4,100              -
Deferred compensation                                             1,813          2,593          2,486
Other long-term liabilities                                       1,267          1,658          1,323
                                                                -------        -------        -------

      Total liabilities                                          15,962         22,100         16,597

Stockholders' equity                                             75,148         68,511         72,662
                                                                -------        -------        -------
      Total liabilities and stockholders' equity                $91,110        $90,611        $89,259
                                                                =======        =======        =======

                                                                                              More...

           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                                                                       Six Months Ended
                                                                                           ------------------------------------
                                                                                               July 1,             July 2,
                                                                                                2006                2005
                                                                                           ----------------    ----------------
Operating Activities
   Net earnings                                                                             $         1,805     $         4,349
      Adjustments to reconcile net earnings to net
         cash provided by operating activities
           Depreciation expense                                                                       1,668               1,822
           Non-cash ESOP compensation expense                                                           438                 432
           Non-cash stock compensation expense                                                          243                  65
           Deferred income taxes                                                                         62                 298
           Loss on disposal of property, plant and equipment                                             19                 232
           Changes in operating assets and liabilities
               Accounts receivable                                                                     (377)             (1,952)
               Inventories                                                                             (165)             (2,491)
               Prepaid expenses and other                                                               152                (810)
               Accounts payable and accrued liabilities                                                  65                  33
               Deferred compensation and other long-term assets
                    and liabilities                                                                    (367)               (316)
                                                                                            ----------------    ----------------
   Cash provided by operating activities                                                              3,543               1,662
                                                                                            ----------------    ----------------
Investing Activities
   Capital expenditures, net                                                                           (788)               (764)
                                                                                            ----------------    ----------------

   Cash used in investing activities                                                                   (788)               (764)
                                                                                            ----------------    ----------------

Financing Activities
   Net borrowings under a bank revolving credit line                                                      -               2,650
   Principal payments on a bank term loan                                                                 -              (4,250)
   Stock repurchase from related party                                                                    -                (754)
   Exercise of stock options, net of tax benefit                                                          -               1,456
                                                                                            ----------------    ----------------

   Cash used in financing activities                                                                      -                (898)
                                                                                            ----------------    ----------------
Change in cash and cash equivalents                                                                   2,755                   -

Cash and cash equivalents at beginning of period                                                          -                   -
                                                                                            ----------------    ----------------

Cash and cash equivalents at end of period                                                  $         2,755     $             -
                                                                                            ================    ================

                                                                                                                         More...